Filed Pursuant to Rule 424(b)(7)

Registration No. 333-198852

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Ordinary shares, nominal value $0.0001 per share	31,350,000	$13.45	$421,657,500.00	$54,309.49

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s ordinary shares as reported on The NASDAQ Global Market on September 19, 2014.
(3)	The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act, and relates to the registration statement on Form S-3 (File No. 333-198852) filed by the Registrant on September 19, 2014.
(4)	On June 26, 2014, the registrant (f/k/a Vidara Therapeutics International plc) filed a registration statement on Form S-4 (File No. 333-197052), as amended by Amendment No. 1 and Amendment No. 2 thereto, which was declared effective on August 7, 2014, registering the issuance of 120,311,318 of the Registrant’s ordinary shares in connection with the merger (the “Merger”) contemplated by the Transaction Agreement and Plan of Merger and Reorganization, dated as of March 18, 2014, as amended, by and among the Registrant, Vidara Therapeutics Holdings LLC, Hamilton Holdings (USA), Inc., Hamilton Merger Sub Inc., and Horizon Pharma, Inc.. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to ordinary shares registered hereby in the amount of $54,309.49 is offset by $54,309.49 in registration fees previously paid by the Registrant with respect to 27,046,667 of the Registrant’s ordinary shares that were registered but not issued in connection with the Merger. Accordingly, no additional registration fee is being paid at this time.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 19, 2014)

31,350,000 Ordinary Shares

This prospectus supplement relates to the disposition from time to time of up to 31,350,000 ordinary shares that are held or beneficially owned by the selling shareholders named in this prospectus supplement. We are not selling any ordinary shares under this prospectus supplement and will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

The selling shareholders identified in this prospectus supplement, or their permitted transferees or other successors-in-interest that may be identified in amendments to this prospectus supplement, may offer the ordinary shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling shareholders may sell their ordinary shares in the section entitled “Plan of Distribution” beginning on page S-6 of this prospectus supplement. We will not be paying any underwriting discounts or commissions in connection with any offering of ordinary shares under this prospectus supplement and the accompanying prospectus.

As more fully described below under “Prospectus Supplement Summary—Horizon Pharma plc” on page S-2 of this prospectus supplement, on September 19, 2014, we and Horizon Pharma, Inc., or HPI, consummated the merger contemplated by the transaction agreement and plan of merger that we entered into with HPI and certain other parties on March 18, 2014, as amended. In connection with the merger, we were re-named Horizon Pharma plc and became the parent company of HPI, with HPI becoming our wholly-owned subsidiary. We are considered the successor to HPI for certain purposes under both the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. As the result the merger, all outstanding shares of the common stock, par value $0.0001 per share, of HPI were canceled and converted into the right to receive our ordinary shares on a one-for-one basis.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “HZNP.” On September 19, 2014, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $12.70.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 19, 2014.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that Horizon Pharma plc filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, among other transactions, the selling shareholders may from time to time, in one or more offerings, sell the ordinary shares described in this prospectus supplement.

This prospectus supplement describes the terms of the offerings by the selling shareholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated September 19, 2014, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, in their entirety before making an investment decision.

We have not authorized anyone to provide you with information other than the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its respective date, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

We are considered the successor to Horizon Pharma, Inc., or HPI, for certain purposes under both the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. References in this prospectus supplement to “we,” “us” and “our” refer to (i) upon and following the merger, Horizon Pharma plc, a public limited company formed under the laws of Ireland, and its subsidiaries, including HPI, and (ii) prior to the merger, Vidara Therapeutics International plc, a public limited company formed under the laws of Ireland, or Vidara, unless the context indicates otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our ordinary shares incorporated by reference herein under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus, as well as the financial statements and related notes, pro forma financial information, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Horizon Pharma plc

Overview

We are a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs. We market a portfolio of products in arthritis, pain, inflammation and orphan diseases. Our U.S. marketed products are ACTIMMUNE® (interferon gamma-1b), DUEXIS® (ibuprofen/famotidine), RAYOS® (prednisone) delayed-release tablets and VIMOVO® (naproxen/esomeprazole). We market our products in the United States through our field sales force of approximately 315 representatives.

Recent Developments

On September 19, 2014, we and HPI consummated the merger contemplated by the transaction agreement and plan of merger that we entered into with HPI and certain other parties on March 18, 2014, as amended, or the merger agreement. In connection with the merger, we were re-named Horizon Pharma plc and became the parent company of HPI, with HPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of HPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former HPI stockholders in the merger, approximately 106,130,396 of our ordinary shares were outstanding, of which approximately 70.5% were held by the former HPI stockholders. The remaining 29.5% of our ordinary shares outstanding immediately after giving effect to the merger were held by Vidara Therapeutics Holdings LLC, the sole shareholder of our company prior to the merger, which acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Market, and under the trading symbol, “HZNP,” that the shares of HPI common stock traded on and under prior to the merger.

HPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of HPI became our historical financial statements. We are also considered to be the successor to HPI for certain purposes under both the Securities Act of 1933, as amended, or Securities Act, and Securities Exchange Act of 1934, as amended, or Exchange Act, and certain of HPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Vidara Therapeutics International plc, or Vidara. The historical financial statements for Vidara for the years ended December 31, 2013 and 2012 and for the three months ended March 31, 2014, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from HPI’s definitive proxy statement on Schedule 14A filed on August 7, 2014. The historical financial statements for Vidara for the three and six months ended June 30, 2014, and pro forma financial information related to the merger as of June 30, 2014 are incorporated by reference in this prospectus from Vidara’s quarterly report on Form 10-Q filed on August 26, 2014 and our current report on Form 8-K filed on September 19, 2014, respectively. See “Where You Can Find More Information” beginning on page 6 of the accompanying prospectus. A brief description of the historical business of Vidara prior to the merger is included on page 3 of the accompanying prospectus. More information about the historical business of Vidara can be found in HPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 7, 2014.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 507678) in December 2011. We were originally formed as a private limited liability company under the name Aravis Therapeutics International Limited and were subsequently re-named Vidara Therapeutics International Limited. In connection with the merger, we were re-registered as a public limited company, Vidara Therapeutics International plc, became the parent company of and successor to HPI and were re-named Horizon Pharma plc. Our principal executive offices are located at Adelaide Chambers, Peter Street, Dublin 8, Ireland. Our telephone number is 011-353-1-649-8521. Our website address is www.horizonpharma.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The selling shareholders named in this prospectus supplement may offer and sell up to 31,350,000 of our ordinary shares. Ordinary shares that may be offered in this offering will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling shareholders of any of the ordinary shares covered by this prospectus supplement. Throughout this prospectus supplement, when we refer to the selling shareholders, we are referring to the selling shareholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus supplement from a selling shareholder as a gift, pledge, or other non-sale related transfer that may be identified in a prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in HPI’s quarterly report on Form 10-Q and definitive proxy statement on Schedule 14A, each filed with the Securities and Exchange Commission on August 7, 2014, and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	sales of DUEXIS®, VIMOVO®, RAYOS®, ACTIMMUNE® and any future products;

•	availability of coverage and adequate reimbursement and pricing from government and other third-party payers for our products;

•	our ability to obtain adequate clinical and commercial supplies of our products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in HPI’s quarterly report on Form 10-Q and definitive proxy statement on Schedule 14A, each filed with the Securities and Exchange Commission on August 7, 2014, and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information” in the accompanying prospectus and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of our ordinary shares by the selling shareholders pursuant to this prospectus supplement and the accompanying prospectus.

SELLING SHAREHOLDERS

This prospectus supplement relates to the resale of up to an aggregate of 31,350,000 ordinary shares held by or beneficially owned by the selling shareholders listed or otherwise identified in the table below. These shares were initially acquired from us prior to the merger in private transactions exempt from the registration requirements of the Securities Act.

Pursuant to the merger agreement, we entered into a registration rights agreement, dated as of September 1, 2014, with Vidara Therapeutics Holdings, LLC, or Vidara Holdings, and the members of Vidara Holdings. Pursuant to the registration rights agreement, we agreed to file a registration statement with the SEC covering the resale of all of the ordinary shares held by the parties to the registration rights agreement (or their permitted transferees) on the date of the closing of the merger (immediately after giving effect to such closing) and to cause such resale registration statement to become effective under the Securities Act as soon as reasonably practicable following the closing of the merger. We agreed to keep such registration statement continuously effective under the Securities Act until the earlier of such time as all of the shares registered hereby are publicly resold or the registration rights terminate under the registration rights agreement. In accordance with our obligations under the registration rights agreement, we have filed with the SEC the registration statement of which this prospectus supplement and the accompanying prospectus form a part. We have agreed to pay all expenses incurred with respect to the registration of the ordinary shares, certain underwritten public offerings permitted under the registration rights agreement, and certain legal expenses of the parties to the registration rights agreement of up to $50,000 (but not any underwriting discounts or commissions). The registration rights agreement also provides for cross-indemnification for some liabilities, including liabilities arising under the Securities Act.

The following table sets forth the name of each selling shareholder, the number and percentage of ordinary shares beneficially owned by each selling shareholder as of September 19, 2014, the maximum number of ordinary shares offered by each selling shareholder pursuant to this prospectus supplement and the number of ordinary shares and percentage of ordinary shares beneficially owned by each selling shareholder after completion of the sale of the maximum number of ordinary shares that may be offered under this prospectus supplement by such selling shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentages in the table below are based on 106,130,396 ordinary shares outstanding as of September 19, 2014, after giving effect to the merger. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all ordinary shares as beneficially owned by such person.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders, and we have not independently verified this information.

Selling Shareholder	Beneficial Ownership as of September 19, 2014		Maximum Number of Ordinary Shares Offered	Beneficial Ownership After the Sale of the Maximum Number of Ordinary Shares(1)
	Number	%		Number	%
Vidara Therapeutics Holdings LLC(2) c/o DFW Capital Partners 300 Frank W. Burr Blvd., Suite 5 Teaneck, NJ 07666	31,350,000	29.5%	31,350,000	0	—

(1)	We do not know when or in what amounts the selling shareholders may offer and sell their ordinary shares. Each selling shareholder might sell all, some or none of the ordinary shares offered by this prospectus supplement and, as a result, we cannot estimate the number of ordinary shares that will be held by the respective selling shareholder after completion of the offering. However, for purposes of this table we have assumed that each selling shareholder will sell the maximum number of ordinary shares offered listed in the table above with respect to such selling shareholder, but not with respect to any other selling shareholder.
(2)	The managers of Vidara Holdings are Mr. Balaji Venkataraman (Executive Chairman), Virinder Nohria (President and Chief Medical Officer), Keith Pennell (Managing Partner at DFW Capital Partners) and Donald DeMuth (Partner at DFW Capital Partners), each of whom disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. Through trusts and other entities, Mr. Venkataraman controls 57.6% of the outstanding, voting membership interests of Vidara Holdings and 52.9% of the economic interests of Vidara Holdings.

DFW Capital Partners III, L.P., or DFW III, a Delaware limited partnership, and DFW-Vidara, LLC, or DFW-Vidara, a Delaware limited liability company, each an affiliate of DFW Capital Partners, are the record holders of an aggregate of approximately 25.4% of the outstanding, voting membership interests of Vidara Holdings and 14.6% of the economic interests of Vidara Holdings. In addition, by proxy, DFW III and DFW-Vidara have voting control over an additional 2.7% voting membership interests of Vidara Holdings held by Weichert Enterprises, LLC, which is a limited partner of DFW III and a member of Jersey

Ventures (defined below). The principal business of DFW III is that of a private investment partnership. The general partner of DFW III is DFW III, LLC, or DFW III GP, a Delaware limited liability company. The principal business of DFW III GP is that of acting as the general partner of DFW III. The principal business of DFW-Vidara is that of a private investment company. The managing member of DFW-Vidara is Jersey Ventures, LLC, or Jersey Ventures, a Delaware limited liability company. The principal business of Jersey Ventures is serving as the managing member of DFW-Vidara and one or more other entities affiliated with DFW Capital Partners. The principal office of DFW III, DFW-Vidara, DFW III GP, Jersey Ventures and DFW Capital Partners is 300 Frank W. Burr Boulevard, Glenpointe Centre East, Suite 5, Teaneck, New Jersey 07666. The managers of DFW III GP, Jersey Ventures and DFW Capital Partners are Donald F. DeMuth, Keith W. Pennell and Brett L. Prager, each of whom is a citizen of the United States and each of whom disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.

Additional Relationships and Transactions with Certain Selling Shareholders

Virinder Nohria, M.D., Ph.D. Amendment to Employment Agreement and Consulting Agreement.

We have entered into an amendment to employment agreement with Dr. Nohria, one of our directors. Per the amendment to the employment agreement, Dr. Nohria’s employment with Vidara has been terminated, and Dr. Nohria is entitled to receive a $484,000 lump sum payment contingent on his execution of a general release of claims. We have also entered into a consulting agreement with Dr. Nohria. Per the consulting agreement, Dr. Nohria has been hired as a consultant by us for a term of one year, and will be paid $10,000 per month of service as a consultant.

PLAN OF DISTRIBUTION

We are registering the ordinary shares issued to the selling shareholders to permit the resale of these shares by the selling shareholders from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to the registration of the ordinary shares on behalf of the selling shareholders but not any underwriting discounts or commissions.

Each selling shareholder of the ordinary shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an underwritten public offering in which one or more underwriters participate;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	put or call options transactions or through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus supplement and the accompanying prospectus may be amended or further supplemented from time to time to describe a specific plan of distribution, which amended prospectus or prospectus supplement may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the ordinary shares;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

The selling shareholders may also sell ordinary shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and the accompanying prospectus.

If underwriters are used in the sale, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of ordinary shares, underwriters may receive compensation from the selling shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling shareholders use an underwriter or underwriters to effectuate the sale of ordinary shares, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those ordinary shares. To the extent required by law, the names of the underwriters will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those ordinary shares will be subject to certain conditions precedent, and unless otherwise specified in a prospectus or a prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares offered by such prospectus or prospectus supplement if any of such ordinary shares are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the ordinary shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders. The number of a selling shareholder’s ordinary shares offered under this prospectus supplement will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s ordinary shares will otherwise remain unchanged.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell the ordinary shares short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may also sell ordinary shares from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling shareholders may sell ordinary shares directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of the ordinary shares to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the ordinary shares acquired in the distribution. A selling shareholder which is an individual may make gifts of ordinary shares covered hereby. Such donees may use this prospectus supplement to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions or concessions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. In no event shall any underwriter or broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling shareholders may be entitled to contribution. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus supplement, or we may be entitled to contribution.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to use our reasonable best efforts keep the registration statement of which this prospectus supplement is a part effective until the earlier of (i) the date on which the ordinary shares may be resold by the selling shareholders without registration and without regard to any volume restrictions by reason of under

Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) two years from the date the registration statement of which this prospectus supplement and the accompanying prospectus is a part was declared effective by the SEC, provided that such two year period is subject to extension for the number of days that the effectiveness of the registration statement of which this prospectus supplement and the accompanying prospectus is a part is suspended.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part. In addition, there can be no assurances that any selling shareholder will not transfer, devise or gift the ordinary shares by other means not described in this prospectus supplement.

Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SHARE CAPITAL

The validity of the ordinary shares being offered by means of this prospectus supplement and the accompanying prospectus has been passed upon by A&L Goodbody, Dublin, Ireland.

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in the applicable prospectus supplement.

We are considered the successor to Horizon Pharma, Inc., or HPI, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act. As the result of a merger involving us and HPI, all outstanding shares of the common stock, par value $0.0001 per share, of HPI were canceled and converted into the right to receive our ordinary shares on a one-for-one basis.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “HZNP.” On September 19, 2014, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $12.70.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4, and under similar headings in any prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

We have not authorized anyone to provide you with information other than the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

We are a public limited company formed under the laws of Ireland that was formerly named Vidara Therapeutics International plc. On September 19, 2014, we and HPI consummated the merger contemplated by the transaction agreement and plan of merger that we entered into with HPI and certain other parties on March 18, 2014, as amended. In connection with the merger, we were re-named Horizon Pharma plc and became the parent company of HPI, with HPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of HPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. We are considered the successor to HPI for certain purposes under both the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, including for purposes of our eligibility to file this registration statement on Form S-3. Unless the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer to (i) upon and following the merger, Horizon Pharma plc and its subsidiaries, including HPI, and (ii) prior to the merger, Vidara Therapeutics International plc, a public limited company formed under the laws of Ireland, or Vidara, unless the context indicates otherwise.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

ABOUT HORIZON PHARMA PLC

Overview

We are a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs. We market a portfolio of products in arthritis, pain, inflammation and orphan diseases. Our U.S. marketed products are ACTIMMUNE® (interferon gamma-1b), DUEXIS® (ibuprofen/famotidine), RAYOS® (prednisone) delayed-release tablets and VIMOVO® (naproxen/esomeprazole). We market our products in the United States through our field sales force of approximately 315 representatives.

Recent Developments

On September 19, 2014, we and HPI consummated the merger contemplated by the transaction agreement and plan of merger that we entered into with HPI and certain other parties on March 18, 2014, as amended. In connection with the merger, we were re-named Horizon Pharma plc and became the parent company of HPI, with HPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of HPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former HPI stockholders in the merger, approximately 106,130,396 of our ordinary shares were outstanding, of which approximately 70.5% were held by the former HPI stockholders. The remaining 29.5% of our ordinary shares outstanding immediately after giving effect to the merger were held by Vidara Therapeutics Holdings LLC, the sole shareholder of our company prior to the merger, which acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Market, and under the trading symbol, “HZNP,” that the shares of HPI common stock traded on and under prior to the merger.

HPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of HPI became our historical financial statements. We are also considered to be the successor to HPI for certain purposes under both the Securities Act and the Exchange Act, and certain of HPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Vidara Therapeutics International plc, or Vidara. The historical financial statements for Vidara for the years ended December 31, 2013 and 2012 and for the three months ended March 31, 2014, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from HPI’s definitive proxy statement on Schedule 14A filed on August 7, 2014. The historical financial statements for Vidara for the three and six months ended June 30, 2014, and pro forma financial information related to the merger as of June 30, 2014 are incorporated by reference in this prospectus from Vidara’s quarterly report on Form 10-Q filed on August 26, 2014 and our current report on Form 8-K filed on September 19, 2014, respectively. See “Where You Can Find More Information.” A brief description of the historical business of Vidara prior to the merger is also set forth below. More information about the historical business of Vidara can be found in HPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 7, 2014.

Historical Business of HPI

HPI’s specialty pharmaceutical business focused on developing, acquiring and in-licensing innovative medicines and acquiring companies to target unmet therapeutic needs in arthritis, pain and inflammatory diseases by executing a targeted commercial approach among specific target physicians such as primary care physicians, orthopedic surgeons and rheumatologists, while taking advantage of its commercial strengths and the infrastructure it had put in place. HPI’s marketed products, which continue to be marketed by the combined company, are DUEXIS®, VIMOVO® and RAYOS®/LODOTRA®. HPI developed DUEXIS® and RAYOS®/LODOTRA® and acquired the U.S. rights to VIMOVO® from AstraZeneca AB, or AstraZeneca, in November 2013.

On April 23, 2011, the U.S. Food and Drug Administration, or FDA, approved DUEXIS®, a proprietary tablet formulation containing a fixed-dose combination of ibuprofen and famotidine in a single pill. DUEXIS® is indicated for the relief of signs and symptoms of rheumatoid arthritis, or RA, osteoarthritis, or OA, and to decrease the risk of developing upper gastrointestinal, or GI, ulcers in patients who are taking ibuprofen for these indications. In June 2012, HPI licensed DUEXIS® rights in Latin America to Grünenthal S.A., or Grünenthal, a private company focused on the promotion of pain products.

HPI’s second approved product in the United States, RAYOS®, known as LODOTRA® outside the United States, is a proprietary delayed-release formulation of low-dose prednisone approved originally in Europe for the treatment of moderate to severe, active RA in adults, particularly when accompanied by morning stiffness. On July 26, 2012, the FDA approved RAYOS® for the treatment of RA, polymyalgia rheumatica, or PMR, psoriatic arthritis, or PsA, ankylosing spondylitis, or AS, asthma and chronic obstructive pulmonary disease, or COPD, and a number of other conditions. LODOTRA® is currently marketed outside the United States by HPI’s distribution partner, Mundipharma International Corporation Limited, or Mundipharma.

On November 18, 2013, HPI entered into agreements with AstraZeneca pursuant to which it acquired from AstraZeneca and its affiliates certain intellectual property and other assets, and assumed from AstraZeneca and its affiliates certain liabilities, each with respect to VIMOVO®, and obtained rights to develop other pharmaceutical products that contain gastroprotective agents in a single fixed combination oral solid dosage form with NSAIDs in the United States. VIMOVO® (naproxen/esomeprazole magnesium) is a proprietary fixed-dose multi-layer delayed-release tablet combining an enteric-coated naproxen, an NSAID, core and an immediate-release esomeprazole, a proton pump inhibitor, or PPI, layer surrounding the core. On April 30, 2010, the FDA approved VIMOVO® for the relief of the signs and symptoms of OA, RA and AS and to decrease the risk of developing gastric ulcers in patients at risk of developing NSAID associated gastric ulcers. HPI announced the availability of Horizon-labeled VIMOVO® on January 2, 2014 and began selling VIMOVO® in early February 2014.

More information about the historical business of HPI can be found in HPI’s annual and quarterly reports that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Historical Business of Vidara

Overview

Vidara’s biopharmaceutical business focused on the treatment of patients with serious, difficult-to-treat inherited disorders and rare diseases. Vidara’s only commercial product and source of revenue, which continues to be marketed by the combined company, is ACTIMMUNE® (interferon gamma-1b), an injectable biologic drug prescribed for the management of two rare disorders:

•	Chronic granulomatous disease (CGD): CGD is a life-threatening congenital disorder of leukocyte cell function caused by defects in the enzyme complex responsible for phagocyte superoxide generation. CGD causes patients, primarily children, to be vulnerable to severe, recurrent bacterial and fungal infections resulting in frequent and prolonged hospitalizations and commonly death.

•	Severe, malignant osteopetrosis (SMO): SMO is a life-threatening, congenital disorder that primarily affects children. This disease is caused by defects in one or more genes involved in the formation, development, and function of osteoclast cells and by deficient phagocyte oxidative metabolism. SMO results in increased susceptibility to infections and bone overgrowth that can lead to blindness and/or deafness.

Currently, ACTIMMUNE® is the only drug approved by the FDA for the treatment for CGD and SMO in the United States. Vidara marketed and distributed ACTIMMUNE® only in the United States and it has not sought regulatory approval to market and sell ACTIMMUNE® in any other markets. Due to the rare and serious nature of these diseases, Vidara established a specialty sales force that focuses on marketing to a limited number of healthcare practitioners who specialize in fields such as pediatric immunology, allergy, infectious diseases and hematology/oncology to help them understand the potential benefits of ACTIMMUNE® for their patients with CGD and SMO.

More information about the historical business of Vidara can be found in HPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 7, 2014.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 507678) in December 2011. We were originally formed as a private limited liability company under the name Aravis Therapeutics International Limited and were subsequently re-named Vidara Therapeutics International Limited. In connection with the merger, we were re-registered as a public limited company, Vidara Therapeutics International plc, became the parent company of and successor to HPI and were re-named Horizon Pharma plc. Our principal executive offices are located at Adelaide Chambers, Peter Street, Dublin 8, Ireland. Our telephone number is 011-353-1-649-8521. Our website address is www.horizonpharma.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in HPI’s quarterly report on Form 10-Q and definitive proxy statement on Schedule 14A, each filed with the Securities and Exchange Commission on August 7, 2014, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	sales of DUEXIS®, VIMOVO®, RAYOS®, ACTIMMUNE® and any future products;

•	availability of coverage and adequate reimbursement and pricing from government and other third-party payers for our products;

•	our ability to obtain adequate clinical and commercial supplies of our products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, in HPI’s quarterly report on Form 10-Q and definitive proxy statement on Schedule 14A, each filed with the Securities and Exchange Commission on August 7, 2014, and incorporated by reference in this prospectus, and under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses that we may authorize for use in connection with a specific offering, we currently intend to use the net proceeds from our sale of our ordinary shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and product candidates that are complementary to our own or that we consider strategic. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus and registration statement by reference to the Annual Report on Form 10-K of Horizon Pharma, Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc. as of December 31, 2013 and December 31, 2012, and for the years then ended, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of Habif, Arogeti &Wynne LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited the statements of revenues and direct expenses and related notes thereto of the ACTIMMUNE® Product Line of InterMune, Inc. for the year ended December 31, 2011 and for the period from January 1, 2012 through June 18, 2012, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The statement of assets acquired of the VIMOVO Product Line of AstraZeneca LP as of December 31, 2012, and the related statement of net revenues and direct expenses for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or HPI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or HPI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and HPI have filed with the SEC:

•	HPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 13, 2014;

•	the information specifically incorporated by reference into HPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from HPI’s definitive proxy statement on Schedule 14A, filed with the SEC on May 20, 2014;

•	HPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 filed with the SEC on May 9, 2014 and August 7, 2014, respectively;

•	HPI’s Current Reports on Form 8-K filed with the SEC on January 16, 2014, February 6, 2014, March 4, 2013, March 19, 2014, March 20, 2014, April 17, 2014, May 9, 2014, June 18, 2014, June 19, 2014, July 2, 2014, July 28, 2014, August 7, 2014 and September 18, 2014;

•	Vidara’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 26, 2014;

•	the following information from HPI’s definitive proxy statement on Schedule 14A filed with the SEC on August 7, 2014:

•	the information under the sections entitled “Risk Factors,” “Selected Historical Financial Data of Vidara and The ACTIMMUNE Business of InterMune,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vidara,” “Unaudited Pro Forma Combined Financial Information,” “The Business of Vidara,” “Management and Other Information of New Horizon,” “Executive Compensation,” and “Certain Relationships and Related Party Transactions”;

•	the audited combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc., including the combined balance sheets as of December 31, 2013 and 2012, and the related audited combined statements of operations, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013, and the notes related thereto, and the report of Habif, Arogeti & Wynne, independent registered public accounting firm, included on pages F-1 to F-23;

•	the unaudited interim combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc., including the unaudited interim combined balance sheets as of March 31, 2014 and the unaudited interim combined statements of operations and cash flows for the three months ended March 31, 2014 and 2013 and the notes related thereto, including on pages F-24 to F-30; and

•	the audited statements of revenues and direct expenses of the ACTIMMUNE Product Line of InterMune, Inc. for the year ended December 31, 2011 and the period from January 1, 2012 to June 18, 2012 and the report of Ernst & Young LLP, an independent registered public accounting firm, included on pages F-31 to F-36; and

•	our Current Report on Form 8-K filed with the SEC on September 19, 2014 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or HPI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Horizon Pharma plc

Attn: Investor Relations

c/o Horizon Pharma Holdings USA, Inc.

520 Lake Cook Road, Suite 520

Deerfield, IL 60015

Telephone: +1 (224) 383-3000